CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We consent to the incorporation by reference in Post-Effective Amendment No.12 to the Registration Statement on Form N-1A, of Scudder Gold Fund of our report dated August 19, 1998 on our audits of the consolidated financial statements and financial highlights of Scudder Gold Fund, which report is included in the Annual Report to Shareholders for the year ended June 30, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the references to our Firm under the captions "Experts" and "Financial Statements."



                                                  /s/PricewaterhouseCoopers LLP
Boston, Massachusetts                             PricewaterhouseCoopers LLP
October 19, 1998